UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2010

THOMPSON CREEK METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-33783	98-0583591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 West Dry Creek Circle
Suite 810
Littleton, Colorado 80120

(Address of Principal Executive Offices)

(303) 761-8801

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 8.01  Other Events.

On January 25, 2010, Thompson Creek Metals Company Inc. (the “Company”) issued a press release announcing that it will use U.S. generally accepted accounting principles (“US GAAP”) when it discloses its 2009 fiscal year end financial results in February 2010.  The Company had previously disclosed its financial results using Canadian generally accepted accounting principles.

There will be several impacts to the Company’s fiscal 2009 consolidated financial results due to the adoption of US GAAP, but the most significant is the US GAAP accounting treatment of the Company’s 24,504,000 outstanding warrants (exercisable at CDN$9.00 per common share until October 23, 2011).  Under US GAAP, since the exercise price of these warrants is denominated in Canadian dollars instead of the Company’s functional currency (U.S. dollars), each reporting period the Company is required to reclassify these warrants as a derivative liability and adjust them to fair value each period through a non-cash increase or decrease to consolidated net income.   The change in the fair value of these warrants in fiscal 2009 will result in a pre-tax non-cash charge in the Company’s 2009 consolidated statement of operations.  As a result of this non-cash charge related to the warrants, the Company expects to report a net loss for fiscal 2009.  Excluding this non-cash charge related to the warrants, the Company expects to report adjusted net income for fiscal 2009.

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 25, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMPSON CREEK METALS COMPANY INC.

	By:	/s/ Pamela L. Saxton
Date: January 28, 2010	Name:	Pamela L. Saxton
	Title:	Chief Financial Officer and Vice President, Finance

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated January 25, 2010